EXHIBIT 10.2
                                                         [EXECUTION COPY]

                          USN COMMUNICATIONS, INC.


                                $22,830,070


             14% CLASS A SENIOR SECURED NOTES DUE JUNE 30, 1999

             14% CLASS B SENIOR SECURED NOTES DUE JUNE 30, 1999

         14% SENIOR SECURED DELAYED CLOSING NOTES DUE JUNE 30, 1999


                      -------------------------------
                          NOTE PURCHASE AGREEMENT
                      -------------------------------


                       Dated as of February 23, 1999





                             TABLE OF CONTENTS

                                                                       PAGE

1.   AUTHORIZATION OF NOTES..............................................1

2.   SALE AND PURCHASE OF NOTES..........................................2

3.   CLOSINGS............................................................2

4.   CONDITIONS TO CLOSINGS..............................................3

     A.       FIRST CLOSING..............................................3
     4.1      Representations and Warranties.............................3
     4.2      No Default.................................................3
     4.3      Documents Required.........................................3
     4.4      Opinion of Counsel.........................................5
     4.5      Payment of Special Counsel Fees............................5
     4.6      CoreComm Asset Purchase Agreement..........................5
     4.7      Interim DIP Order..........................................5
     4.8      Funding Order..............................................5

     B.       SECOND CLOSING.............................................5
     4.1      Representations And Warranties.............................5
     4.2      No Default.................................................6
     4.3      Documents Required.........................................6
     4.4      Final Dip Order............................................6
     4.5      Funding....................................................6

     C.       DELAYED CLOSINGS...........................................6
     4.1      Documents Required.........................................6
     4.2      Assumption of Cured Contracts..............................6
     4.3      Final Dip Order............................................6
     4.4      Corecomm Asset Purchase Agreement .........................6

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................6

     5.1      Organization; Power and Authority..........................7
     5.2      Authorization, Enforceability, Etc.........................7
     5.3      Organization and Ownership of Shares of
                Subsidiaries; Affiliates.................................7
     5.4      Security Interests, Priority, Etc..........................8
     5.5      Private Offering by the Company............................8
     5.6      Use of Proceeds; Margin Regulations........................9
     5.7      Accounts...................................................9

6.   REPRESENTATIONS OF THE PURCHASER....................................9

     6.1      Purchase for Investment....................................9
     6.2      Accredited Investor.......................................10
     6.3      Source of Funds...........................................10

7.   PAYMENTS AND PREPAYMENTS...........................................10

     7.1      Required Payments.........................................11
     7.2      Optional Prepayments......................................11
     7.3      Allocation of Partial Prepayments.........................12
     7.4      Maturity; Surrender, Etc..................................12
     7.5      No Discharge; Survival of Claims..........................12

8.   AFFIRMATIVE COVENANTS..............................................12

     8.1      Financial and Business Information........................12
     8.2      Compliance with Law.......................................13
     8.3      Maintenance of Properties.................................13
     8.4      Preservation of Corporate Existence, Etc..................14
     8.5      Use of Proceeds...........................................14
     8.6      Capital Stock.............................................14
     8.7      Full Cooperation..........................................14
     8.8      Obligations with respect to Stock and Assets
                of Subsidiaries.........................................14
     8.9      Performance of Material Contracts.........................15
     8.10     Accounts..................................................15

9.   NEGATIVE COVENANTS.................................................15

     9.1      Limitations on Transactions with Affiliates...............15
     9.2      Limitations on Liens......................................16
     9.3      Limitations on Indebtedness...............................16
     9.4      Limitations on Lease Obligations..........................17
     9.5      Limitations on Mergers, Consolidations, Sales
                of Assets, Etc..........................................17
     9.6      Limitations on Dividends and Other Payment
                Restrictions Affecting Subsidiaries.....................17
     9.7      Limitations on Prepayments of Indebtedness, Etc...........17
     9.8      Limitations on Negative Pledges...........................18
     9.9      Limitations on Changes in Fiscal Year.....................18
     9.10     Limitations on Speculative Real Estate Investments........19
     9.11     Limitation on Investments.................................19
     9.12     Limitation on Asset Purchases.............................19
     9.13     Limitation on Capital Stock...............................19
     9.14     Limitation on Termination of Licenses.....................19
     9.15     Limitation on Line of Business............................19
     9.16     Limitation on Termination of Employer Plans...............19
     9.17     Limitation on Investment Company Act......................20
     9.18     Limitations on Amendments.................................20
     9.19     Limitation on Press Releases..............................20
     9.20     Limitation on Creation of Subsidiaries....................20
     9.21     Limitation on Sale and Leaseback Transactions.............20
     9.22     Chapter 11 Claims.........................................20
     9.23     Conflicting Agreements, Orders or Actions.................21

10.  [INTENTIONALLY OMITTED.]...........................................21

11.  EVENTS OF DEFAULT..................................................21

     11.1     Events of Default.........................................21
     11.2     Acceleration..............................................23
     11.3     Other Remedies............................................24
     11.4     Rescission................................................24
     11.5     Restoration of Rights and Remedies........................24
     11.6     No Waivers or Election of Remedies, Expenses, Etc.........24

12.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES......................25

     12.1     Registration of Notes.....................................25
     12.2     Transfer and Exchange of Notes............................25
     12.3     Replacement of Notes......................................25

13.  PAYMENTS ON NOTES..................................................26

14.  EXPENSES, ETC......................................................26

     14.1     Transaction Expenses......................................26
     14.2     Indemnity.................................................27
     14.3     Survival..................................................28

15.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.......28

16.  AMENDMENT AND WAIVER...............................................29

     16.1     Requirements..............................................29
     16.2     Solicitation of Holders of Notes..........................29
     16.3     Binding Effect, Etc.......................................30
     16.4     Notes Held by Company, Etc................................30

17.  NOTICES............................................................30

18.  REPRODUCTION OF DOCUMENTS..........................................31

19.  CONFIDENTIAL INFORMATION...........................................31

20.  SUBSTITUTION OF PURCHASER..........................................32

21.  MISCELLANEOUS......................................................32

     21.1     Successors and Assigns....................................32
     21.2     Payments Due on Non-Business Days.........................32
     21.3     Satisfaction Requirement..................................33
     21.4     Severability..............................................33
     21.5     Construction..............................................33
     21.6     Computation of Time Periods...............................33
     21.7     Counterparts..............................................33
     21.8     Governing Law; Submission to Jurisdiction, Etc............33
     21.9     Bankruptcy Waivers........................................34
     21.10    Permitted Dispositions, etc...............................35


                                 SCHEDULES

Schedule I        -      Defined Terms
Schedule 4.6      -      Consents and Approvals
Schedule 4.8      -      Changes in Corporate Structure
Schedule 5.3      -      Subsidiaries of the Company
Schedule 5.7      -      Accounts
Schedule 9.1      -      Transactions with Affiliates
Schedule 9.2(ii)  -      Existing Liens
Schedule 9.3      -      Existing Indebtedness
Schedule 9.4      -      Obligations as Lessee
Schedule 9.11     -      Existing Investments
Schedule 9.14     -      Termination of Licenses


                                  EXHIBITS

Exhibit A-1       -      Form of Class A Note
Exhibit A-2       -      Form of Class B Note
Exhibit A-3       -      Form of Delayed Closing Note
Exhibit B         -      Form of Security Agreement
Exhibit C         -      Interim DIP Order
Exhibit D         -      Subsidiary Guaranty
Exhibit E         -      Collateral Agency Agreement
Exhibit F         -      Paying Agency Agreement
Exhibit G         -      February 18, 1999 Cash Flow Presentations


                                  ANNEXES

Annex I           -      Information as to Purchasers




                          USN COMMUNICATIONS, INC.
                    10 SOUTH RIVERSIDE PLAZA, SUITE 2000
                          CHICAGO, ILLINOIS 60606


             14% Class A Senior Secured Notes due June 30, 1999

             14% Class B Senior Secured Notes due June 30, 1999

         14% Senior Secured Delayed Closing Notes due June 30, 1999



                                                     As of February 23, 1999


MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.

CORECOMM LIMITED


Ladies and Gentlemen:

            USN Communications, Inc., a Delaware corporation, (the "COMPANY"), agrees with you as follows:

1.  AUTHORIZATION OF NOTES.

            The Company will authorize the issue and sale of $6,000,000 aggregate principal amount of its 14% Class A Senior Secured Notes due June 30, 1999 (together with the Class A Notes delivered pursuant to Section 2 of this Agreement and any Notes issued in substitution or exchange therefor pursuant to Section 12 of this Agreement, the "CLASS A NOTES"), $16,330,070 aggregate principal amount of its 14% Class B Senior Secured Notes due June30, 1999 (together with the Class B Notes delivered pursuant to Section 2 of this Agreement and any Class B Notes issued in substitution or exchange therefor pursuant to Section 12 of this Agreement, the "CLASS B Notes"), and $500,000 aggregate principal amount of its 14% Senior Secured Delayed Closing Notes due June 30, 1999 (together with the Delayed Closing Notes delivered pursuant to Section 2 of this Agreement and any Delayed Closing Notes issued in substitution or exchange therefor pursuant to
Section 12 of this Agreement, the "DELAYED CLOSING NOTES"; the Class A Notes, the Class B Notes and the Delayed Closing Notes being, collectively, the "NOTES"). Each of the Class A Notes shall be in substantially the form of Exhibit A-1 attached hereto, each of the Class B Notes shall be in substantially the form of Exhibit A-2 attached hereto and each of the Delayed Closing Notes shall be in substantially in the form of Exhibit A-3 attached hereto, with such amendments, supplements and other modifications thereto, if any, as shall be approved from time to time by you and the Company. Capitalized terms used in this Agreement shall have the meanings specified in Schedule I attached hereto; and references to a "Schedule," an "Exhibit" or an "Annex" are, unless otherwise specified herein, to a Schedule, an Exhibit or an Annex attached to this Agreement.

2.  SALE AND PURCHASE OF NOTES.

            The Company will issue and sell to you and, subject to the terms and conditions of this Agreement, you will purchase from the Company, at the First Closing, the Second Closing and each Delayed Closing, in each case as provided for in Section 3, Notes in the aggregate principal amount set forth below your name on Annex I hereto.

3.  CLOSINGS.

            3.1 The sale and purchase of the Notes (THE "FIRST CLOSING NOTES") to be purchased by you shall occur at the offices of McDermott, Will & Emery, 50 Rockefeller Plaza, New York, New York 10020, at or about 11:30 A.M. (New York time), at a closing (the "FIRST CLOSING") on or prior to February 24, 1999 or such other date as may be agreed upon between the Company and you (the "FIRST CLOSING DATE"). At the First Closing, the Company will deliver to you the First Closing Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 or integral multiples of $100,000 in excess thereof as you may request) dated the First Closing Date and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order in the amount of the aggregate purchase price therefor by wire transfer of immediately available funds as provided in the Paying Agency Agreement; provided, however, that with respect to the purchase of the Class B Notes the same shall be purchased by the Purchaser thereof by converting the aggregate amount of principal, interest and fees that are outstanding on the First Closing Date under the Existing Note Purchase Agreement into principal outstanding under the Class B Notes. If at the First Closing the Company shall fail to tender the First Closing Notes to you as provided above in this Section 3.1 or any of the conditions specified in Section 4.A shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without hereby waiving any rights you may have by reason of such failure or such nonfulfillment.

            3.2 The sale and purchase of the Notes (the "SECOND CLOSING NOTES") to be purchased by you shall occur at the offices of McDermott, Will & Emery, 50 Rockefeller Plaza, New York, New York 10020, at or about 11:30 A.M. (New York time), at a closing (the "SECOND CLOSING") after the First Closing Date and on or prior to March 15, 1999 or such other date as may be agreed upon between the Company and you (the "SECOND CLOSING DATE"). At the Second Closing, the Company will deliver to you the Second Closing Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 or integral multiples of $100,000 in excess thereof as you may request) dated the Second Closing Date and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order in the amount of the aggregate purchase price therefor by wire transfer of immediately available funds as provided in the Paying Agency Agreement. If at the Second Closing the Company shall fail to tender the Second Closing Notes to you as provided above in this Section 3.2 or any of the conditions specified in Section 4B as it relates to the Second Closing shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement as it relates to the Second Closing Notes, without hereby waiving any rights you may have by reason of such failure or such nonfulfillment.

            3.3 The sale and purchase of the Delayed Closing Notes to be purchased by you from time to time (each a "DELAYED CLOSING") from and after the Second Closing Date and on or prior to May 31, 1999 (each a "DELAYED CLOSING DATE") shall be subject to the delivery by the Company to you of the Delayed Closing Notes to be purchased by you in the form of a single Note dated the relevant Delayed Closing Date and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order in the amount of the aggregate purchase price thereof by wire transfer of immediately available funds as provided in the Paying Agency Agreement.

4.  CONDITIONS TO CLOSINGS.

    A.  FIRST CLOSING.

            Your obligation to purchase and pay for the First Closing Notes to be sold to you at the First Closing is subject to the fulfillment to your satisfaction, prior to or at the First Closing Date, of the following conditions:

4.1  REPRESENTATIONS AND WARRANTIES.

            The representations and warranties of the Company contained in this Agreement and in each of the other Note Documents shall be complete and correct in all material respects when made and at the time of the First Closing, before and after giving effect to the issue and sale of the First Closing Notes and to the application of the proceeds therefrom as contemplated by Section 5.6.

4.2  NO DEFAULT.

            No Default or Event of Default shall have occurred and be continuing.

4.3  DOCUMENTS REQUIRED.

            At or prior to the First Closing, you shall have received the following documents, each dated as of the First Closing Date (except as otherwise specified below) and in the form of the respective Exhibit attached hereto, if any, or otherwise in form and substance satisfactory to you:

            (a) Security Agreement. A security agreement, in substantially the form of Exhibit B attached hereto (as amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms hereof and thereof, the "SECURITY AGREEMENT"), duly executed by the Company and each of its Subsidiaries (other than Connecticut Telephone) together with:

                (i) certificates representing the Pledged Shares referred
            to therein accompanied by undated stock powers executed in blank, and

                (ii) Uniform Commercial Code financing statements, duly
            executed by the Company and each of its Subsidiaries under the Uniform Commercial Code of the State of Illinois, and each other jurisdiction required to cover the Collateral described in the Security Agreement (it being agreed that the Company and each of its Subsidiaries will file such financing statements as soon as practicable after the date hereof).

            (b) Note. A First Closing Note or First Closing Notes, in substantially the form of Exhibit A-1 and/or A-2 attached hereto, duly executed by the Company.

            (c) Subsidiary Guaranty. A subsidiary guaranty, in substantially the form of Exhibit D attached hereto (as amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms hereof and thereof, the "SUBSIDIARY GUARANTY") duly executed by each Subsidiary of the Company.

            (d) Secretary's Certificate. A certificate from the secretary or an assistant secretary (or a Person performing similar functions) of the Company and each of its Subsidiaries certifying:

                (i) copies of the resolutions of the board of directors (or
            Persons performing similar functions) of the Company and each of its Subsidiaries approving each of the other Note Documents to which it is or is to be a party, and of all documents evidencing other necessary corporate or other necessary action and governmental approvals, if any, with respect thereto,

                (ii) the names and true signatures of the officers of the
            Company and each of its Subsidiaries authorized to sign each of the Note Documents to which it is or is to be a party and the other agreements, instruments and other documents to be delivered hereunder and thereunder, and

                (iii) true and correct copies of its by-laws and
            certificate of incorporation.

            (e) Officer's Certificate. An Officer's Certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

            (f) Collateral Agency Agreement. A collateral agency agreement, in substantially the form of Exhibit E attached hereto (as amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms hereof and thereof, the "COLLATERAL AGENCY AGREEMENT"), duly executed by the Collateral Agent and each original Purchaser.

            (g) Paying Agency Agreement. A paying agency agreement, in substantially the form of Exhibit F attached hereto (as amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms hereof and thereof, the "PAYING AGENCY AGREEMENT"), duly executed by the Company, the Collateral Agent and each original Purchaser.

4.4   OPINION OF COUNSEL.

            You shall have received a favorable opinion, dated the First Closing Date, from Skadden, Arps, Slate, Meagher & Flom (New York), counsel for the Company, substantially in the form provided in connection with the Existing Note Purchase Agreement.

4.5   PAYMENT OF SPECIAL COUNSEL FEES.

            Without limiting the provisions of Section 14.1, there shall be paid from the proceeds of the First Closing Notes (a) the reasonable fees, charges and disbursements of McDermott, Will & Emery in connection with the Transaction, and (b) the reasonable fees, charges and disbursements of Paul, Weiss, Rifkind, Wharton & Garrison in connection with the Transaction in an amount not to exceed $12,000.

4.6   CORECOMM ASSET PURCHASE AGREEMENT.

            You shall have received true and correct copies of the CoreComm Asset Purchase Agreement that has been duly executed and delivered by the parties thereto, and such agreement shall be in form and substance satisfactory to you. None of the parties to the CoreComm Asset Purchase Agreement has, or may be reasonably expected to, disclaim or not perform any of its obligations thereunder, nor has any other Person contested in any manner the terms of the CoreComm Asset Purchase Agreement or the transactions contemplated thereby.

4.7   INTERIM DIP ORDER.

            On the First Closing Date the Interim DIP Order (a) shall have been entered upon an application of the Company satisfactory in form and substance to you, (b) shall be in full force and effect and (c) shall not have been vacated, stayed, reviewed, rescinded, modified or amended in any respect.

4.8   FUNDING.

            Each Purchaser of First Closing Notes shall have contemporaneously purchased and duly funded the same.

      B.   SECOND CLOSING.

            Your obligation to purchase and pay for the Second Closing Notes to be sold to you at the Second Closing is subject to the fulfillment to your satisfaction, on or prior to the Second Closing Date, of the following conditions:

4.1   REPRESENTATIONS AND WARRANTIES.

            The representations and warranties of the Company contained in this Agreement and in each of the other Note Documents shall be complete and correct in all material respects when made and at the time of the Second Closing, before and after giving effect to the issue and sale of the Second Closing Notes and to the application of the proceeds therefrom as contemplated by Section 5.6.

4.2   NO DEFAULT.

            No Default or Event of Default shall have occurred and be continuing.

4.3   DOCUMENTS REQUIRED.

            You shall have received a Second Closing Note or Second Closing Notes, in substantially the form of Exhibit A-1 and/or A-2 attached hereto, duly executed by the Company.

4.4   FINAL DIP ORDER.

            On the Second Closing Date the Final DIP Order (a) shall have been entered upon an application of the Company satisfactory in form and substance to you, (b) shall be in full force and effect and (c) shall not have been vacated, stayed, reversed, rescinded, modified or amended in any respect.

4.5   FUNDING.

            Each Purchaser of Second Closing Notes shall have contemporaneously purchased its and duly funded the same.

      C.   DELAYED CLOSINGS.

            Your obligation to purchase and pay for the Delayed Closing Notes to be sold to you at each Delayed Closing is subject to the fulfillment to your satisfaction, on to the relevant Delayed Closing Date, of the following conditions:

4.1   DOCUMENTS REQUIRED.

            You shall have received a Delayed Closing Note in substantially the form of Exhibit A-3 attached hereto, duly executed by the Company.

4.2   ASSUMPTION OF CURED CONTRACTS.

            The relevant Cured Contract has been assumed pursuant to an order of the Bankruptcy Court (a) that shall be in full force and effect,
(b) that shall not have been vacated, stayed, reversed, rescinded, modified or amended in any respect, and (c) for which the time to appeal or seek rehearing has expired and for which no appeal or motion for rehearing has been filed.

4.3   FINAL DIP ORDER.

            The Final DIP Order (a) shall be in full force and effect and
(b) shall not have been vacated, stayed, reversed, rescinded, modified or amended in any respect.

4.4   CORECOMM ASSET PURCHASE AGREEMENT.

            The CoreComm Asset Purchase Agreement shall not have been terminated in accordance with Article VIII thereof

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            The Company represents and warrants to you that:

5.1   ORGANIZATION; POWER AND AUTHORITY.

            The Company and each of its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and are duly qualified as a foreign corporation and are in good standing in each other jurisdiction in which the ownership, lease or operation of their respective property and assets or the conduct of their respective businesses requires such qualification, other than in any such jurisdiction in which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Subject to the terms of the Interim DIP Order and, after the entry thereof, the Final DIP Order, the Company and each of its Subsidiaries have all corporate and other necessary power and authority, and the legal right, to own or to hold under lease the properties they purport to own or hold under lease and to transact the business they transact and propose to transact. Subject to the terms of the Interim DIP Order and, after the entry thereof, the Final DIP Order, the Company and each of its Subsidiaries has all corporate and other necessary power and authority, and the legal right, to execute and deliver each of the Note Documents to which it is or is to be a party, and to perform its obligations thereunder and to consummate the Transaction. All of the outstanding capital stock of the Company and each of its Subsidiaries has been validly issued, is fully paid and non-assessable.

5.2   AUTHORIZATION, ENFORCEABILITY, ETC.

            This Agreement and each of the other Note Documents have been duly authorized by all necessary corporate action (including, without limitation, all necessary shareholder action) on the part of the Company. This Agreement has been, and each of the other Note Documents, when delivered hereunder, will have been duly executed and delivered by the Company. This Agreement constitutes, and each of the other Note Documents, when delivered hereunder will constitute, the legal, valid and binding obligation of the Company, enforceable against such party in accordance with its terms, except as such enforceability may be limited by (a) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3   ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

            (a) Schedule 5.3 attached hereto sets forth (i) all of the Subsidiaries of the Company, showing, as to each such Subsidiary, the correct name thereof, the jurisdiction of its incorporation and the percentage of shares of each class of its capital stock or similar equity interests or membership interests outstanding, that are owned by the Company and/or one or more of its Subsidiaries.

            (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary referred to in Schedule 5.3 attached hereto as being owned by the Company and/or one or more of its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company and/or one or more of its Subsidiaries free and clear of all Liens, except for the Liens created under the Collateral Documents and Liens disclosed on
      Schedule 9.2(ii).

            (c) Neither the Company nor any Subsidiary is a party to or otherwise subject to any legal restriction or any agreement (other than the Collateral Documents and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns shares of capital stock of or similar equity interests in such Subsidiary.

5.4   SECURITY INTERESTS, PRIORITY, ETC.

            (a) The Collateral Documents will create a valid and perfected first priority lien on and security interest in the Collateral (of the type subject to Articles 8 or 9 of the Uniform Commercial Code) in your favor, securing the payment of all of the Secured Obligations, and all of the shares of capital stock of each of the Subsidiaries of the Company that are purported to comprise part of the Collateral have been delivered to you, together with undated stock powers executed in blank, and, upon the filing of the financing statements, all filings and other actions necessary or desirable to perfect and protect such lien and security interest will have been duly made or taken and will be in full force and effect.

            (b) Pursuant to Section 364(c)(1) of the Bankruptcy Code, the Secured Obligations shall at all times constitute a Superpriority Claim in the Chapter 11 case and in any future Chapter 7 case.

            (c) Pursuant to Sections 364 (c)(2), (d)(1) and (d)(2) of the Bankruptcy Code, the Secured Obligations shall at all times be secured by a valid and perfected Lien (as provided in the Interim DIP Order and, after the entry thereof, the Final DIP Order) and security interest upon all the property, both real and personal, whether now owned or hereafter acquired, of the Company and each of its Subsidiaries.

5.5   PRIVATE OFFERING BY THE COMPANY.

            (a) Neither the Company nor any Person acting on its behalf has directly or indirectly offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you. Neither the Company nor any Person acting on its behalf has taken, or will take, any action that would subject the issuance and sale of the Notes to the registration requirements of
      Section 5 of the Securities Act.

            (b) Neither the Company nor any Person acting on its behalf has directly or indirectly offered or sold the Notes by any form of general solicitation or general advertising (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or any broadcast over television or radio or any seminar or meeting whose attendees have been invited by any form of general solicitation or general advertising).

5.6   USE OF PROCEEDS; MARGIN REGULATIONS.

            (a) The proceeds from the sale of the First Closing Notes and the Second Closing Notes shall be used, first, to pay the fees, charges and disbursements of (i) McDermott, Will & Emery and (ii) Paul, Weiss, Rifkind, Wharton & Garrison (in an amount not to exceed $12,000), in each case in connection the Transaction (subject in each case to subsequent review pursuant to the terms of the Interim DIP Order), and second, for general corporate purposes of the Company (in an aggregate amount not to exceed $2,000,000 on the First Closing and $4,000,000 on the Second Closing) and to pay amounts owing pursuant to the Existing Note Purchase Agreement. All amounts applied by the Company for its general corporate purposes shall be consistent with the February 1, 1999 through June 30, 1999 cash flow presentations, dated February 18, 1999, in the form of Exhibit G attached hereto. All the proceeds from the sale of each Delayed Closing Note shall be used by the Company to cure executory contracts and unexpired leases (each a "CURED CONTRACT") that have been assumed by the Company and are to be assigned to CoreComm Limited under the CoreComm Asset Purchase Agreement pursuant to Section 365 of the Bankruptcy Code.

            (b) No part of the proceeds from the sale of the Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U) or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X or to involve any broker or dealer in a violation of Regulation T or U. Upon your request, the Company will furnish you with a statement to the foregoing effect in conformity with the requirements of FR Form G-3 referred to in Regulation U. No indebtedness being reduced or retired out of the proceeds of the Notes was or will be incurred for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U) or any "margin security" (within the meaning of Regulation T). Margin stock does not constitute more than 25 % of the value of the consolidated property and assets of the Company and its Subsidiaries. None of the transactions contemplated by this Agreement (including, without limitation, the direct and indirect use of proceeds of the Notes) will violate or result in a violation of the Securities Act or the Exchange Act or any of the rules and regulations promulgated thereunder or Regulation T, Regulation U or Regulation X.

5.7   ACCOUNTS.

            Neither the Company nor any of its Subsidiaries has any deposit accounts or other checking or operating accounts other than the accounts listed on the attached Schedule 5.7.

6.    REPRESENTATIONS OF THE PURCHASER.

6.1   PURCHASE FOR INVESTMENT.

            You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration or such an exemption is required by applicable law, and that the Company is not required to register the Notes.

6.2   ACCREDITED INVESTOR.

            You are an "accredited investor" (as defined in Rule 501 of Regulation D under the Securities Act) and by reason of your business and financial experience, and the business and financial experience of those Persons retained by you to advise you with respect to your investment in the Notes, you, together with such advisors, have such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, are able to bear the economic risk of such investment and, at the present time, are able to afford a complete loss of such investment. You are not purchasing the Notes in reliance upon any investigation made by any other Person.

6.3   SOURCE OF FUNDS.

            You represent that at least one of the following statements is an accurate representation as to each source of funds (a "FUNDS SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

            (a) the Funds Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Parts l(c) and l(g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns more than a 5% interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans the assets of which are included in such investment fund have been disclosed to the Company in writing pursuant to this Section 6.3(a); or

            (b) the Funds Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

7.    PAYMENTS AND PREPAYMENTS.

7.1   REQUIRED PAYMENTS.

            (a) The aggregate outstanding principal amount of the Notes, together with all interest accrued and unpaid thereon and the Facility Fee, shall be due and payable by the Company on the Maturity Date. Upon and during the continuance of an Event of Default, the Company shall pay interest at the Default Rate. All such payments, together with all other payments required to be made pursuant to the Note Documents, shall be made by the Company and each of its Subsidiaries without application to, or order or authorization by, the Bankruptcy Court or any other Person.

            (b) Within two Business Days after the date the Bankruptcy Court approves a bid (the "OVERBID FACILITY") by a Qualified Bidder (as defined in the Motion for Order Approving Global Bidding Procedures, dated February 19, 1999, filed by the Company with the Bankruptcy Court), other than CoreComm Limited or any of its Affiliates, with respect to (i) all the assets the subject of the CoreComm Asset Purchase Agreement or (ii) all the assets the subject of the CoreComm Asset Purchase Agreement and all the assets or stock of Connecticut Telephone, the Company shall repay amounts owing to CoreComm Limited under the Note Documents unless the Company shall have caused the purchase by a third Person of all the Notes and other obligations of CoreComm Limited under the Note Documents as required by the bidding procedures annexed to the CoreComm Asset Purchase Agreement which was approved by the Bankruptcy Court on February 22, 1999.

            (c) The Company shall, and shall cause each of its Subsidiaries, on the date of receipt by any of them of any proceeds from a Permitted Disposition to apply all of the same (in the form received) to repay amounts owing under the Note Documents, such proceeds, to be applied, subject to Section 21.12 hereof, first, to the payment of any unpaid fees, costs and expenses, second, to the payment of accrued interest on the Notes and, third, to the payment of principal outstanding on the Notes.

7.2      OPTIONAL PREPAYMENTS.

            (a) Subject to Section 21.12 hereof, the Company may, at its option, upon notice as provided in Section 7.2(b), prepay at any time all, or from time to time any part of, the Notes, in an aggregate principal amount of not less than $250,000 or integral multiples of $50,000 in excess thereof (or, if less, the remaining aggregate principal amount of the Notes outstanding at such time), at 100% of the aggregate principal amount of the Notes so prepaid.

            (b) The Company will give each holder of Notes written notice of each optional prepayment under this Section 7.2 not less than 1 day and not more than 10 days prior to the date fixed for such prepayment. Each such notice shall specify the date fixed for such prepayment, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid, and the interest to be paid on the prepayment date with respect to such principal amount being prepaid and shall state that such prepayment is to be made pursuant to this Section 7.2.

7.3      ALLOCATION OF PARTIAL PREPAYMENTS.

         In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated (in integral multiples of $1,000) among all of the Notes at the time outstanding pursuant to this Agreement in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

7.4      MATURITY; SURRENDER, ETC.

         In the case of each prepayment of Notes pursuant to this Section 7, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid or repurchased principal amount of any Note.

7.5      NO DISCHARGE; SURVIVAL OF CLAIMS.

         Each of the Company and its Subsidiaries agrees that (a) its Obligations under the Note Documents shall not be discharged by the entry of an order confirming a Plan of Reorganization (and each of the Company and its Subsidiaries pursuant to Section 1141 (d)(4) of the Bankruptcy Code hereby waives any such discharge) and (b) the Superpriority Claim and Lien granted to the Purchasers pursuant to the Bankruptcy Order shall not be affected in any manner by the entry of an order confirming a Plan of Reorganization.

7.6       OPTIONAL SET-OFF OF PAYMENTS.

         On the Closing Date (as defined in the CoreComm Asset Purchase Agreement) CoreComm Limited may, in its sole discretion, reduce its purchase price obligations under the CoreComm Asset Purchase Agreement in exchange for a dollar-for-dollar reduction in the amounts owing by the Company to CoreComm Limited under this Agreement on account of principal, interest and fees.

8.       AFFIRMATIVE COVENANTS.

         From the date of this Agreement and, thereafter, so long as any of the Notes shall be outstanding, the Company will perform and comply with each of the following covenants:

8.1      FINANCIAL AND BUSINESS INFORMATION.

         The Company will furnish to each holder of Notes without cost to you:

            (a) Requested Information. With reasonable promptness, any information relating to the financial condition, business, operations, assets, liabilities or properties of the Company or any of its Subsidiaries, including but not limited to information regarding FCC activity or state regulatory activity or relating to the ability of the Company or any of its Subsidiaries to perform its obligations under any of the Note Documents to which it is a party as from time to time may be reasonably requested by any such holder of Notes which is an Institutional Investor, including, without limitation, all monthly bank statements of the Company and its Subsidiaries and any reports from financial advisors, investment bankers or consultants to the Company or its Subsidiaries including, without limitation, reports of Jay Alix & Associates.

            (b) Chapter 11 Case Notices. Promptly upon transmission or receipt thereof, copies of all pleadings, motions, applications and all other documents filed or delivered in connection with the Chapter 11 case, including any of the foregoing which is filed with the Bankruptcy Court, distributed by or on behalf of the Company or any of its Subsidiaries in the Chapter 11 case or which is served upon the Company or any of its Subsidiaries, provided that prior to the filing any of the foregoing by or on behalf of the Company with respect to the Collateral the Purchasers shall receive copies thereof.

            (c) Weekly Cash Flow Statements. Within two Business Days after the end of each calendar week, a satisfactory cash flow statement for the immediately preceding calendar week.

8.2      COMPLIANCE WITH LAW.

         The Company will and will cause its Subsidiaries to comply with all laws, ordinances, rules, regulations, including, without limitation, the Communications Act, FCC Rules, any state regulatory requirements and those relating to copyright and orders to which each of them and their properties are subject and all applicable restrictions imposed on each of them and their properties by any Governmental Authority (including, without limitation, all Environmental Laws), and will obtain and maintain in effect all licenses, certificates, permits, franchises, consents and other authorizations of any Governmental Authority or public body or authority or any subdivision thereof or any other third party including any radio, television or other license, Permit, certificate or approval granted or issued by the FCC or any other Governmental Authority (except for filings to perfect security interest granted pursuant to this Agreement or any other Note Document) necessary for the ownership or leasing and operation of their respective properties or the conduct of their respective businesses, in each case to the extent necessary to ensure that any noncompliance with such laws, ordinances, rules, regulations or orders or any failure to obtain or maintain in effect such licenses, certificates, permits, franchises, consents and other authorizations, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

8.3      MAINTENANCE OF PROPERTIES.

         The Company will and will cause its Subsidiaries maintain and keep, or cause to be maintained and kept, their respective properties and assets, owned or leased, used or useful in the conduct of its business, that, either individually or in the aggregate, are Material in good repair, working order and condition (other than ordinary wear and tear and as a result of casualty and condemnation), so that the business carried on in connection therewith may be properly conducted in all material respects at all times.

8.4      PRESERVATION OF CORPORATE EXISTENCE, ETC.

         Except as permitted by Section 9.5 hereof, the Company will and will cause each of its Subsidiaries to at all times preserve and keep in full force and effect (i) its corporate existence and its Material rights (charter and statutory) and (ii) the corporate existence of each of its Subsidiaries and all Material permits, licenses, approvals, rights, privileges and franchises thereof.

8.5      USE OF PROCEEDS.

         The Company will use the proceeds of the issue and sale of the Notes solely for the purposes set forth in Section 5.6(a).

8.6      CAPITAL STOCK.

         The Company will at all times be the direct, legal and beneficial owner of 100% of the outstanding capital stock of each of its directly owned Subsidiaries as set forth in Schedule 5.3, and the indirect legal and beneficial owner of 100% of the outstanding capital stock of each of its indirectly owned Subsidiaries free and clear of any lien, security interest, option or other charge or encumbrance, except for Permitted Liens described in clause (a) of the definition of Permitted Liens, Liens created by this Agreement or the Collateral Documents and except as a result of sales of stock in accordance with Section 9.5.

8.7      FULL COOPERATION.

         The Company agrees that, at all times, it will cooperate fully with you and provide all information reasonably requested by you in connection with any refinancing of the Notes or the other Indebtedness of the Company, including information, term sheets, drafts of agreements with strategic partners, lenders, acquirers or equity investors.

8.8      OBLIGATIONS WITH RESPECT TO STOCK AND ASSETS OF SUBSIDIARIES.

         Subject to the sale of stock or assets pursuant to the CoreComm Asset Purchase Agreement or a Permitted Disposition, the Company will cause all of the shares of capital stock of each direct Subsidiary of the Company, now or hereafter owned by the Company to be pledged to you pursuant to the terms and conditions of the Security Agreement or a security agreement in substantially the form of Exhibit B attached hereto and otherwise in form and substance reasonably acceptable to you. In addition, the Company will cause each of its direct Subsidiaries, now or hereafter owned by the Company, to become a party to the Subsidiary Guaranty or a guaranty agreement in substantially the form of Exhibit D attached hereto and otherwise in form and substance reasonably acceptable to you. In furtherance of the foregoing provisions of this Section 8.8, the Company agrees that at the time that any Person becomes a direct Subsidiary, the Company shall so notify you and shall take such steps as are necessary to cause 100% (or, if less, the full amount owned, directly or indirectly, by the Company), of the shares of capital stock of such Person to be delivered to you (together with undated stock powers executed in blank.

8.9      PERFORMANCE OF MATERIAL CONTRACTS.

         Except to the extent that the Company is authorized by the Bankruptcy Court in the Chapter 11 case to reject an "executory contract" under Section 365 of the Bankruptcy Code or during the pendency before the Bankruptcy Court considering the rejection thereof, the Company will and will cause each of its Subsidiaries to perform and observe all of the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Purchaser and, upon request of the Purchaser, make to each other party to each such Material Contract such demands and requests for information and reports or for actions as the Company is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so except, in any case, where the failure to do so, either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Should the Company fail to perform its obligations under a Material Contract pending rejection thereof by the Bankruptcy Code, the Company shall immediately notify the Purchaser of its election to do so. All requests by the Company to reject an "executory contract" under Section 365 of the Bankruptcy Court shall be made in good faith and in accordance with the provisions of the Bankruptcy Code.

8.10     ACCOUNTS.

         The Company shall instruct each bank listed on Schedule 5.7, not later than 10 days after the First Closing, to transfer funds to the Account at the end of each Business Day, in same day funds, in an amount equal to the credit balance of the account at such bank; provided, that the Company shall not be required to cause the transfer of the funds in the accounts of Connecticut Telephone.

8.11     NOTICE TO LIENHOLDERS.

         At the time and otherwise as required by Federal Rules of Bankruptcy Procedure Rule 4001, the Company shall provide notice to the relevant creditors of the Company and its Subsidiaries in regard to the proceedings relating to the Final DIP Order.

8.12     PAYMENT OF FEES.

         The Company will pay the Facility Fee on the Maturity Date.

9.       NEGATIVE COVENANTS.

         From the date of this Agreement and, thereafter, so long as any of the Notes shall be outstanding, the Company will perform and comply with each of the following covenants:

9.1      LIMITATIONS ON TRANSACTIONS WITH AFFILIATES.

         Except as otherwise permitted in this Agreement, the Company will not and will not permit any of its Subsidiaries to directly or indirectly enter into or engage in any transaction or series of related transactions (including, without limitation, the purchase, lease, sale or exchange of property or assets of any kind or the rendering of any service) with any of its Affiliates other than Connecticut Telephone that is not a wholly owned Subsidiary of the Company, except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate thereof, provided that the foregoing restrictions of this Section 9.1 shall not apply (a) to any tax sharing agreements in existence on the date of closing and approved by the Purchaser and (b) to any transactions described on Schedule 9.1 hereto.

9.2      LIMITATIONS ON LIENS.

         The Company will not and will not permit any of its Subsidiaries to (a) create, incur, assume or suffer to exist any Lien on or with respect to any of its property or assets of any character (including, without limitation, accounts), whether now owned or hereafter acquired, (b) sign or file or suffer to exist under the Uniform Commercial Code or any similar statute of any jurisdiction, an effective financing statement (or the equivalent thereof) that names the Company or any of its Subsidiaries as debtor, (c) sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof), or (d) assign any accounts or other right to receive income; excluding, however, from the operation of the foregoing restrictions the following:

                  (i)   Permitted Liens;

                  (ii) Liens existing on the date of this Agreement and described in Schedule 9.2(ii) attached hereto; and

                  (iii) Liens created by this Agreement or that otherwise
               secure the payment of the Notes.

If the Company shall create, assume or suffer to exist any Lien upon any of its property or assets, or the property or assets of any of its Subsidiaries, whether now owned or hereafter acquired, other than any Liens expressly permitted under clauses (i) through (iii) of this Section 9.2, the Company will make or cause to be made effective provision whereby the Notes and all of the other Obligations of the Company under the Note Documents will be secured equally and ratably with any and all other Obligations of the Company and its Subsidiaries secured thereby; provided that the securing of the Notes and all of the other Obligations of the Company under the Note Documents equally and ratably with such other Obligations of the Company and its Subsidiaries will in no way be deemed to remedy or waive any Default or Event of Default resulting from the incurrence, assumption, existence or continuation of any such Lien.

9.3      LIMITATIONS ON INDEBTEDNESS.

         The Company will not and will not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness other than:

         (a)  Indebtedness arising under the Note Documents; and

         (b)  Indebtedness listed on Schedule 9.3.

9.4      LIMITATIONS ON LEASE OBLIGATIONS.

         The Company will not and will not permit any of its Subsidiaries at any time to create, incur, assume or suffer to exist, any obligations as lessee for the rental or hire of real or personal property of any kind under leases or agreements to lease, including, but not limited to, Capitalized Leases, except as identified on Schedule 9.4.

9.5      LIMITATIONS ON MERGERS, CONSOLIDATIONS, SALES OF ASSETS, ETC.

         Except for Permitted Dispositions in which the Company has complied with Section 7.1(c), the Company will not and will not permit any of its Subsidiaries to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose (whether in one transaction or a series of transactions) of its property and assets (whether now owned or hereafter acquired) to, any Person.

9.6 LIMITATIONS ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         (a) The Company will not and will not permit any of its Subsidiaries to declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock other than any dividend or distribution made by a direct or indirect wholly owned Subsidiary of the Company to its parent corporation.

         (b) The Company will not and will not permit any of its Subsidiaries to directly or indirectly create or otherwise cause, incur, assume, suffer or otherwise permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (i) to pay dividends or to make any other distribution on any shares of capital stock of (or other ownership or profit interest in) such Subsidiary owned by the Company or any of its Subsidiaries, (ii) to pay or to subordinate any Indebtedness owed to the Company or any of its Subsidiaries, (iii) to make loans or advances to the Company or any of its Subsidiaries or (iv) to transfer any of its property or assets to the Company or any of its Subsidiaries (other than any property or assets subject to a Lien permitted hereby).

9.7      LIMITATIONS ON PREPAYMENTS OF INDEBTEDNESS, ETC.

         If any Default or Event of Default has occurred and is continuing or would occur, directly or indirectly, as a consequence thereof, the Company will not and will not permit any of its Subsidiaries (a) after the issuance thereof, to amend, modify or otherwise change in any manner (or permit the amendment, modification or other change in any manner of) any of the terms of any Indebtedness of the Company or any such Subsidiary if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made sooner than originally scheduled on, such Indebtedness, increase the interest rate applicable thereto or change any subordination provision thereof, (b) make (or give any notice with respect thereto) any voluntary or optional payment, prepayment, redemption or acquisition for value of any Indebtedness (other than the Note or Notes) of the Company or any such Subsidiary (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying when due) of any Indebtedness of the Company or any such Subsidiary, or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness or (c) amend, modify or otherwise change its articles of incorporation or bylaws (or other similar organizational documents) if such amendment, modification or change, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

9.8      LIMITATIONS ON NEGATIVE PLEDGES.

         The Company will not permit any of its Subsidiaries to enter into, assume or suffer or permit to exist any agreement prohibiting, conditioning or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any assignment or security for such obligation if an assignment or security is given for some other obligation, other than:

         (a) the Note Documents;

         (b) in connection with any Indebtedness described on Schedule 5.19 attached hereto to the extent such agreement is in effect on the date hereof;

         (c) any such agreement prohibiting other encumbrances on specific property and assets of the Company or any of its Subsidiaries, which encumbrance secures the payment of Indebtedness incurred solely to acquire, construct or improve such property or assets or to finance the purchase price therefor and which Indebtedness is otherwise permitted to be incurred under the terms of this Agreement;

         (d) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets;

         (e) any restriction or encumbrance with respect to any Subsidiary of the Company imposed pursuant to an agreement that has been entered into for the sale, transfer or other disposition of all or substantially all of the property and assets of such Subsidiary so long as such sale or disposition is otherwise expressly permitted under the terms of this Agreement; and

         (f) any agreement evidencing Indebtedness outstanding on the date a Subsidiary of the Company first becomes a Subsidiary of the Company or any of its Subsidiaries.

9.9      LIMITATIONS ON CHANGES IN FISCAL YEAR.

         The Company will not and will not permit any of its Subsidiaries to change its fiscal year.

9.10     LIMITATIONS ON SPECULATIVE REAL ESTATE INVESTMENTS.

         Notwithstanding anything to the contrary set forth in this Agreement, the Company will not and will not permit any of its Subsidiaries to acquire, lease, assume or otherwise invest in any real property solely for investment purposes.

9.11     LIMITATION ON INVESTMENTS.

         The Company will not and will not permit any of its Subsidiaries to make or hold any Investment in any Person other than (i) purchases of assets permitted under Section 9.12, (ii) Investments in Cash Equivalents and (iii) existing Investments set forth on Schedule 9.11.

9.12     LIMITATION ON ASSET PURCHASES.

         The Company will not and will not permit any of its Subsidiaries to purchase any assets other than in the ordinary course of business consistent with past practice.

9.13     LIMITATION ON CAPITAL STOCK.

         The Company will not and will not permit any of its Subsidiaries to (a) purchase, redeem or otherwise acquire for value any shares of any capital stock or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, or the voluntary prepayment, redemption or repurchase in respect of any debt; or (b) issue any capital stock or any warrants, rights or options to acquire any such capital stock other than employee stock options issued pursuant to plans approved or to be approved by the Company's shareholders and other than issuances of capital stock upon the exercise of warrants and/or conversion of convertible securities in each case existing as of the date hereof.

9.14     LIMITATION ON TERMINATION OF LICENSES.

         Except as disclosed on Schedule 9.14, the Company will not and will not permit any of its Subsidiaries to lose, fail to hold, or fail to renew for a full license term, forfeit, revoke, rescind or materially impair any FCC Licenses or any Certificates, except where such loss, failure to renew, forfeiture, revocation, recission or impairment could not be reasonably expected to have a Material Adverse Effect.

9.15     LIMITATION ON LINE OF BUSINESS.

         The Company will not and will not permit any of its Subsidiaries to engage in any line of business other than the business engaged in by the Company and its Subsidiaries on the date hereof, in a manner that is consistent with past practice.

9.16     LIMITATION ON TERMINATION OF EMPLOYER PLANS.

         The Company will not and will not permit any of its Subsidiaries to create or otherwise cause to exist or become effective any consensual risk of termination of any single employer plan or multiemployer plan by the Pension Benefit Guaranty Corporation if the occurrence of such event could reasonably be expected to have a Material Adverse Effect.

9.17     LIMITATION ON INVESTMENT COMPANY ACT.

         The Company will not and will not permit any of its Subsidiaries to be or become an investment company subject to the registration requirements of the Investment Company Act of 1940, as amended.

9.18     LIMITATIONS ON AMENDMENTS.

         The Company will not permit and will not permit any of its Subsidiaries to, at any time amend, modify or change in any manner, or consent or acquiesce to any of the foregoing, the CoreComm Asset Purchase Agreement, the Interim DIP Order or, after the entry thereof, the Final DIP Order.

9.19     LIMITATION ON PRESS RELEASES.

         The Company will not and will not permit any of its Subsidiaries to issue a press release or other public disclosure containing any reference to you or any of your Affiliates without your express written consent except as otherwise may be required by applicable law.

9.20     LIMITATION ON CREATION OF SUBSIDIARIES.

         The Company will not and will not permit any of its Subsidiaries to create any Subsidiary not in existence on the date hereof.

9.21     LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to, any Sale and Leaseback Transaction, unless (a) the Company or such Subsidiary, as the case may be, receives consideration at the time of such Sale and Leaseback Transaction at least equal to the Fair Market Value (as evidenced by a Board Resolution delivered to you) of the Property or assets subject to such transaction; and (b) the Attributable Indebtedness of the Company or such Subsidiary with respect thereto is included as Indebtedness and would be permitted to be incurred under Section 9.3 hereof and any Liens granted thereby would be permitted under Section 9.2 hereof.

9.22     CHAPTER 11 CLAIMS

The Company will not and will not permit any of its Subsidiaries to incur, create, assume, apply for, suffer to exist or permit any other superpriority claim or other claim which is pari passu with or senior to the claims of the holders of the Notes, against the Company, any of its Subsidiaries or any of their properties or assets. The Liens and superpriority claims granted to the Collateral Agent and the Purchasers pursuant to this Agreement and the Interim DIP Order and the Final DIP Order shall be subject and subordinate to a carve-out (the "CARVE-OUT") for
(a) following the occurrence and during the continuance of a Default or an Event of Default, the payment of (I) allowed professional fees and disbursements incurred by the professionals retained pursuant to Bankruptcy 327(a) or (e) under a general retainer (excepting ordinary course professionals) or Bankruptcy Code Section 1103(a) by the Company and any statutory committees appointed in the Chapter 11 cases and (II) the expenses of any member of any such committee allowed under Bankruptcy Code
Section 503(b)(3)(F), in both cases in a cumulative aggregate amount not to exceed $500,000 and (b) quarterly fees required to be paid pursuant to 28 U.S.C. ss. 1930(a)(6) and any fees payable to the Clerk of the Bankruptcy Court. Notwithstanding anything to the contrary contained herein, the Carve-Out shall not be available to pay professional fees and disbursements incurred in connection with the initiation or prosecution of any claims, causes of action, litigation or proceedings which asserts (x) claims or causes of action against the Noteholders and/or (y) challenges or raises any defenses to the Obligations or prepetition obligations or any prepetition or postpetition lien of the Purchasers. As long as no Default or Event of Default shall have occurred and be continuing, the Company shall pay compensation and reimbursement of expenses as authorized by any applicable order of the Bankruptcy Court, as the same may be payable, and the amount so paid shall not reduce the Carve-Out.

9.23     CONFLICTING AGREEMENTS, ORDERS OR ACTIONS.

         The Company will not and will not permit any of its Subsidiaries to, enter into any stipulation or agreement, request or permit or suffer itself to become subject to any order entered in the Chapter 11 case, or take or permit any other Person to take any other action which does or could conflict or materially interfere with any of the rights, privileges, benefits or remedies of the Purchasers under any of Note Documents, or materially diminish or impair the practical realization of any such right, privilege, benefit or remedy, including, without limitation, permit an order dismissing the Chapter 11 case (or any part thereof) unless the Obligations under the Note Documents have been repaid in full in cash.

9.24     RESTRICTIONS ON USE OF CASH.

         Neither the Company nor any of its Subsidiaries shall use any of their funds for the same purpose for which the proceeds of the Delayed Closing Notes are used.

10.      [INTENTIONALLY OMITTED.]

11.      EVENTS OF DEFAULT.

11.1     EVENTS OF DEFAULT.

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing (each, an "EVENT OF DEFAULT"):

              (a) the Company defaults in the payment of any principal on any Note when the same becomes due and payable, whether by scheduled maturity or at a date fixed for prepayment or repurchase or by declaration, demand or otherwise; or

              (b) the Company defaults in the payment of any interest on any Note, or the Company defaults in the payment of any other amount owing under any of the Note Document (subject to a five day cure period), when the same becomes due and payable, whether by scheduled maturity or at a date fixed for prepayment or repurchase or by declaration, demand or otherwise; or

              (c) the Company defaults in the performance of or compliance with any term, covenant or agreement contained in any of the Note Documents on its part to be performed or complied with and such default shall remain unremedied for 10 Business Days after the earlier of the first date on which (i) a Responsible Officer obtains becomes aware of such default and (ii) the Company receives written notice of such default from any holder of a Note; or

              (d) any representation or warranty made or deemed made by or on behalf of the Company or any of its Subsidiaries or by any officer of the Company or any of its Subsidiaries under or in connection with this Agreement or any other Note Document or in any writing furnished in connection with the Transaction or any of the other transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which it was made or deemed to have been made, and the failure of such representation and warranty to be true and correct shall have a Material Adverse Effect; or

              (e) there shall be any relief of the automatic stay pursuant to 11 U.S.C. ss. 362 in the Chapter 11 case in which the Person obtaining such relief makes any claim aggregating in excess of $250,000; or

              (f) any provision of any Note Document after delivery thereof pursuant to Section 4 or 8.11 shall for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company or any of its Subsidiaries intended to be a party to it or to give you any of the rights, powers or privileges purported to be created thereunder, or the Company shall so state in writing; or

              (g) any Collateral Document after delivery thereof pursuant to Section 4 or 8.11 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

              (h) except for the transactions contemplated by the CoreComm Asset Purchase Agreement or as a result of one or more Permitted Dispositions, there shall occur a Change of Control; or

              (i) the Chapter 11 case shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code; or a trustee or an examiner under Chapter 7 or Chapter 11 of the Bankruptcy Code (or any Person having powers similar to a trustee or an examiner) shall be appointed in the Chapter 11 case; or the Company or any of its Subsidiaries shall make a motion for, or in support of, the entry of any of the foregoing; or

              (j) the Bankruptcy Court shall enter an order granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code (i) to the holder of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure of the like) in any assets of the Company or any of its Subsidiaries (other than the holders of the Notes with respect to security interests created by Collateral Documents) or (ii) to holders of any Indebtedness which have a value in excess of $100,000 in the aggregate; or

              (k) the Interim DIP Order (except for modifications contemplated by the Final DIP Order) or, after the entry thereof, the Final DIP Order, shall be reversed, rescinded, stayed, vacated, amended or modified in any respect; or

              (l) the Bankruptcy Court shall deny the entry of the Final DIP Order or shall fail to enter the Final DIP Order on or before March 15, 1999; or

              (m) all the sales contemplated by the CoreComm Asset Purchase Agreement shall not have been consummated pursuant to Section 363 of the Bankruptcy Code either (i) in accordance with terms contained in the CoreComm Asset Purchase Agreement or (ii) pursuant to another sale approved by the Purchasers in their sole and absolute discretion, in each case by May 31, 1999; or

              (n) the expenses of the Company and its Subsidiaries shall have increased cumulatively by more than 5% since the date of the First Closing or 10% during any calendar week, in each case as measured against the cash flow presentations delivered pursuant to the Section 5.6; or

              (o) the CoreComm Asset Purchase Agreement shall terminate in accordance with Article VIII thereof; or

              (p) all the stock and assets of Connecticut Telephone shall not have been sold, on terms and for a price satisfactory to you, by May 31, 1999.

11.2     ACCELERATION.

         If any Event of Default shall occur and be continuing, the Required Holders may at any time, at its or their option, by notice or notices to the Company, declare all of the Notes then outstanding to be immediately due and payable. Upon any Notes becoming due and payable under this Section 11.2, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon and the Facility Fee shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice of any kind, all of which are hereby waived by the Company, provided that the foregoing shall be subject to the terms of the Interim DIP Order and, after the entry thereof, the Final DIP Order. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for).

11.3     OTHER REMEDIES.

         If one or more Events of Default shall occur and be continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 11.2(a), the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any other Note Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

11.4     RESCISSION.

         At any time after any Notes have been declared due and payable pursuant to Section 11.2(b), the holders by unanimous vote and written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal and other amounts on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Defaults and Events of Default, other than nonpayment of amounts that have become due solely by reason of such declaration, have been remedied or have been waived pursuant to Section 16, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto, to the Notes or to any other Note Document. No rescission and annulment under this Section
11.4 will extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon. 11.5 RESTORATION OF RIGHTS AND REMEDIES.

         If any holder of any Note has instituted any proceeding to enforce any right or remedy under this Agreement or any other Note Document and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such holder, then, and in each such case, the Company and the other holders of Notes shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and, thereafter, all rights and remedies of the holders of Notes shall continue as though no such proceeding had been instituted.

11.6     NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

         No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any other Note Document upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of each of the Company under Section 14, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 11, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

12.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

12.1     REGISTRATION OF NOTES.

         The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

12.2     TRANSFER AND EXCHANGE OF NOTES.

         Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be in substantially the form of Exhibit A attached hereto. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000; provided, that, if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.1.

12.3     REPLACEMENT OF NOTES.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

              (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or any other Institutional Investor, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

              (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company, at its own expense, shall execute and deliver, in lieu thereof, a new Note, dated and blaring interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

13.      PAYMENTS ON NOTES.

         The Company will pay all sums becoming due on such Note for principal and interest by the method and at the address specified for such purpose below your name on the signature page attached hereto, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office. Prior to any sale, transfer or other disposition of any Note held by you or your nominee, you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 12.2. The Company will afford the benefits of this Section 13 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 13.

14.      EXPENSES, ETC.

14.1     TRANSACTION EXPENSES.

         Whether or not any aspect of the Transaction or any of the other transactions contemplated hereby are consummated, the Company will pay all costs and expenses of (i) Merrill Lynch Global Allocation Fund, Inc. (including reasonable attorneys' fees of its special counsel, local or other counsel, financial advisors and outside accountants) incurred by it in connection with the preparation, execution, delivery and administration of this Agreement, the Notes and the other Note Documents and (ii) each Purchaser in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or any of the other Note Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the Facility Fee, (b) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any of the other Note Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any of the other Note Documents, or by reason of being a holder of any Note, and (c) the costs and expenses, including financial advisors' fees, incurred in connection with any work-out, renegotiating or restructuring of the Transaction or any of the other transactions contemplated hereby, by the Notes and by the other Note Documents. The Company further agrees to indemnify you and each of your transferees from and hold you and each of them harmless from and against any and all present and future transfer, stamp, documentary or other similar taxes, assessments or charges made by any Governmental Authority by reason of the execution, delivery or performance of this Agreement, any Note or any other Note Document and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing or perfection of any lien, pledge or security interest contemplated by any of the Collateral Documents or any other document referred to therein. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

14.2     INDEMNITY.

         The Company agrees to indemnify the Purchaser and its affiliates and their respective directors, officers, employees, agents, attorneys, investment advisors and controlling persons (the Purchaser and each such person being an "INDEMNIFIED PARTY") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, and related to or arising out of the Note Documents (including with respect to any actions taken or not taken by the Collateral Purchaser pursuant to Section 21.10 with respect to the Collateral) and will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company . The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted from the Purchaser's bad faith or gross negligence. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to or arising out of the performance by the Purchaser of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability is found in a final judgment by a court to have resulted from the Purchaser's bad faith or gross negligence.

         If the indemnification of an Indemnified Party provided for in this Agreement is for any reason held unenforceable, the Company agrees to contribute to the losses, claims, damages and liabilities for which such indemnification is held unenforceable (a) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and the Purchaser, on the other hand, of the Notes as contemplated by this Agreement (whether or not the Notes is consummated) or (b) if (but only if) the allocation provided for in clause (a) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) but also the relative fault of the Company, on the one hand, and the Purchaser, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits to the Company and the Purchaser of the Notes as contemplated shall be deemed to be in the same proportion that the total amount of the Notes, as the case may be, bears to the fees paid or to be paid to the Purchaser under this Agreement or in connection with the Notes; provided, however, that, to the extent permitted by applicable law, in no event shall the Indemnified Parties be required to contribute an aggregate amount in excess of the aggregate fees actually paid to the Purchaser under this Agreement or in connection with the Notes.

         The Company agrees that, without the Purchaser's prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provision of this Agreement (whether or not the Purchaser or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

         In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company or any affiliate of the Company in which such Indemnified Party is not named as a defendant, the Company agree to reimburse the Purchaser for all reasonable expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the fees and disbursements of its legal counsel.

         Anything in this Section 14.2 to the contrary notwithstanding, the Company shall not make any payments under this Section 14.2 to CoreComm Limited on account of any obligation owing by the Company to CoreComm Limited under the CoreComm Asset Purchase Agreement or with respect to the transactions contemplated thereunder.

14.3     SURVIVAL.

         The obligations of the Company under this Section 14 shall survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or any other Note Document, and the termination of this Agreement and, in respect of any Person who was at any time a Purchaser or in whose name or for whose benefit such Person held any Note, the date on which such person no longer holds, or no longer holds in the name of or for the benefit of such other Person, any Note.

15.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein and in the other Note Documents shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or any Subsidiary pursuant to this Agreement or any other Note Document shall be deemed representations and warranties of each of the Company and its Subsidiaries under this Agreement. Subject to the immediately preceding sentence, this Agreement, the Notes and the other Note Documents embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

16.      AMENDMENT AND WAIVER.

16.1     REQUIREMENTS.

         This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and all the Purchasers (or when CoreComm Limited is not a holder of the Notes, the Required Holders), except that when CoreComm Limited is not a holder of the Notes (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 20 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby:

             (i) subject to the provisions of Section 11 relating to acceleration or rescission, change the amount or time of any prepayment or repurchase or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on, the Notes;

             (ii) change the percentage of the aggregate principal amount of the Notes the holders of which are required to consent to any such amendment or waiver;

             (iii) subordinate the Notes (or any of them) to any other obligations of the Company now or hereafter existing; (iv) reduce or limit the Company's liability with respect to any Obligations owing to you or any other holder of any Note;

             (v) release a material portion of the Collateral in any transaction or any series of related transactions;

             (vi) permit the creation, incurrence, assumption or existence of any Lien on a material portion of the Collateral in any transaction or any series of related transactions to secure any obligations other than obligations owing to you and the other holders of Notes under the Note Documents; or

             (vii) amend any of Sections 7, 11.1 (a), 11.1(b), any of 11.2 through 11.6, 17 or 19.

         If any action is taken under the Note Documents at the request or with the consent of less than all the Noteholders, each consenting or requesting Noteholder shall, contemporaneously with the making of such request or granting of such consent, notify the non-consenting or non-requesting Noteholder of the same in reasonable detail.

16.2     SOLICITATION OF HOLDERS OF NOTES.

                   (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it at the time) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the other Note Documents. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this
         Section 16 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                   (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof or of the other Note Documents, unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

16.3     BINDING EFFECT, ETC.

         Any amendment or waiver consented to as provided in this Section 16 applies equally to all holders of Notes and is binding upon them, upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any right, power or privilege hereunder or under any other Note Document shall operate as a waiver of any right of any holder of such Note; nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided under this Agreement and the other Note Documents are cumulative and not exclusive of any rights and remedies provided by applicable law.

16.4     NOTES HELD BY COMPANY, ETC.

         Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or any other Note Document, or have directed the taking of any action provided herein or in any other Note Document to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

17.      NOTICES.

         All notices and communications provided for hereunder shall be in writing and delivered (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                (i) if to you or your nominee, to you or it at the address specified for such communications on the signature page attached hereto, or at such other address as you or it shall have specified to the Company in writing;

                (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing; or

                (iii) if to the Company at its address set forth on the first page of this Agreement (Telecopier No. 312-474-0814) to the attention of its most senior financial officer, or at such other address as the Company shall have specified to the holder of each
         Note in writing.

All notices and communications provided for under this Section 17 will be deemed given and effective only when actually received.

18.      REPRODUCTION OF DOCUMENTS.

         This Agreement, each of the other Note Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications of this Agreement or any other Note Document that may hereafter be executed, (b) documents received by you at the First Closing and the Second Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 18 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

19.      CONFIDENTIAL INFORMATION.

         You hereby agree to maintain the confidentiality of all Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you; provided that you may deliver or disclose Confidential Information to (a) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (b) your counsel or your financial and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 19, (c) any other holder of any Note or to the Agent or any Bank, (d) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 19),
(e) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 19),
(f) any federal or state regulatory authority having jurisdiction over you, or (g) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to you, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which you, any other holder of any Note or the Agent are a party or (iv) if an Event of Default shall have occurred and be continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes, this Agreement and the other Note Documents. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 19 as though it were a party to this Agreement. Upon the reasonable request of the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 19.

20.      SUBSTITUTION OF PURCHASER.

         You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 20), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 20), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

21.      MISCELLANEOUS.

21.1     SUCCESSORS AND ASSIGNS.

         All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

21.2     PAYMENTS DUE ON NON-BUSINESS DAYS.

         Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the items payable on such next succeeding Business Day.

21.3     SATISFACTION REQUIREMENT.

         Except as otherwise provided herein, or in any other Note Document, if any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement or any other Note Document required to be satisfactory to you or to the Required Holders, the determination of such satisfaction shall be made by you or the Required Holders, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

21.4     SEVERABILITY.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

21.5     CONSTRUCTION.

         Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

21.6     COMPUTATION OF TIME PERIODS.

         In this Agreement, in the computation of periods of time from a specific date to a later specified date, the word "from" means "from and including", the word "through" means "through and including", and the words "to" and "until" each mean "to but not excluding".

21.7     COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

21.8     GOVERNING LAW; SUBMISSION TO JURISDICTION, ETC.

             (a) This Agreement shall be governed by, and construed and enforced in accordance with, the law of the State of New York.

             (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York state court or federal court of the United States of America sitting in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the Notes or the other Note Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

             (c) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Notes or the other Note Documents in any New York state or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

             (d) To the extent that the Company has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Notes.

             (e) THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE NOTE DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE AGENT OR THE PURCHASER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

21.9     BANKRUPTCY WAIVERS.

         The Company and each of its Subsidiaries waives, to the fullest extent permitted by applicable law, all claims, remedies, defenses or courses of action arising under Sections 506, 510, 543, 544, 545, 547, 548, 549 and 553 as it relates to this Agreement and the other Note Documents.

21.10    PERMITTED DISPOSITIONS.

         Provided that the Company applies all the proceeds from each Permitted Disposition to repay the Obligations as provided in Section 7.1(b), the terms of Section 8.4, 8.6, 8.9, 8.11, 9.5, 9.14 or otherwise contained as the Note Documents which prohibit the same shall be inoperative and of no force and effect.

21.11    REPURCHASE PROVISIONS

         Anything in any Note Document to the contrary notwithstanding, Merrill Lynch Global Allocation Fund, Inc. or any of its Affiliates may at any time in its sole and absolute direction (including during the continuance of any Default or Event of Default) purchase all or any part of the Notes held by CoreComm Limited and its Affiliates and their successors and assigns, and CoreComm Limited, such Affiliates and their successors and assigns shall sell such Notes if it is paid an amount equal to the aggregate principal amount of the Notes, being so purchased and the related accrued and unpaid interest thereon.

21.12    SUBORDINATION, ETC.

         (a) The holders of Class A Notes and Delayed Closing Notes' Liens on the Collateral shall be prior and superior to any Liens of holders of Class B Notes therein, and the holders of Class B Notes expressly acknowledge and agree that their Liens therein are subordinate to the Liens of the holders of Class A Notes and Delayed Closing Notes. The priorities established herein are applicable without regard to (i) the date a loan, advance or extension of credit is made to the Company or any other obligations are incurred by the Company, (ii) the time or order of attachments, perfection, filing or recording of the Liens or the time or order of filing of financing statements and other security documents or the giving or failure to give notice of the acquisition of any such Lien, and
(iii) the rules of priority established under the Uniform Commercial Code or other laws of a relevant state relating to the priority of Liens or the provisions of the Bankruptcy Code or any state insolvency laws.

         (b) The obligations of the Company to the holders of Class A Notes and Delayed Closing Notes (including any interest accruing on such Notes) shall first be paid in full before any payment or distribution by the Company or from its assets, whether in cash, securities or other property, shall be made to holders of Class B Notes on account of the Company's obligations to holders of Class B Notes, except that with respect to the proceeds of Permitted Dispositions, the holders of the Class A Notes shall be paid first, the holders of the Class B Notes shall be paid second, and the holders of the Delayed Closing Notes shall be paid third Any payment or distribution by the Company or from its assets, whether in cash, securities or other property, which would otherwise (but for these provisions) be payable or deliverable in respect of the obligations of the Company to holders of Class B Notes (or holders of Delayed Closing Notes, in the case of proceeds of Permitted Dispositions), shall be paid or delivered directly to holders of Class A Notes and Delayed Closing Notes (or the holders of Class A Notes and, after the Class A Notes have been paid in full, Class B Notes, in the case of proceeds of Permitted Dispositions) until the obligations of the Company to holders of Class A Notes and Delayed Closing Notes (or the holders of the Class A Notes and Class B Notes, in the case of proceeds of Permitted Dispositions) (including any interest accruing on such Notes) shall have been paid in full.

         (c) Except for the foregoing subordination in clauses (a) and (b), all the Notes shall be identical in all respects and entitled to all the same right, title and interest pursuant to the Note Documents. The provisions of this Section 21.12 shall define the relative rights of the Noteholders and shall not affect the obligations of the Company, which shall remain absolute and unconditional, to comply with all the terms of the Note Documents.

         (d) By executing this Agreement, CoreComm Limited consents to the granting of a security interest in the CoreComm Asset Purchase Agreement in favor of the Collateral Agent pursuant to the Security Agreement.



         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.


                                      Very truly yours,

                                      Company:

                                      USN COMMUNICATIONS, INC.


                                      By: /s/ Ronald W. Gavllet
                                         ___________________________
                                      Name:  Ronald W. Gavillet
                                      Title:



The foregoing is hereby agreed to as of the date first above written.

MERRILL LYNCH GLOBAL
  ALLOCATION FUND, INC.


By: /s/ Lisa Ann O'Donnell
   __________________________
Name:  Lisa Ann O'Donnell
Title: Authorized Signatory, V.P. MLAM


Address for Notices:

Address:    800 Scudders Mill Road
            Plainsboro, NJ 08536
Telecopier: (609) 282-6916


Payment Instructions:

Citibank N.A., New York
ABA #021-000-089
Beneficiary Bank A/C#:  09250276
Brown Brothers Harriman & Co.
Beneficiary A/C#:  8116915
Ref:  Global Allocation Fund



CORECOMM LIMITED


By: /s/ Richard J. Lubasch
   ______________________________
Name:  Richard J. Lubasch
Title: Senior Vice President


Address for Notices:

Address: 110 East 59th Street
         New York, NY  10022

Telecopier: (212) 906-8489


Payment Instructions:



                                                                  SCHEDULE I


                               DEFINED TERMS


                  As used in this Agreement, the following terms shall have the respective meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the term defined):

                  "ACCOUNT" means the Concentration Account of the Company at Harris Trust & Savings Bank Account No. 432-329-1).

                  "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise. For purposes hereof, the Purchaser and its Affiliates shall not be considered Affiliates of the Company.

                  "AGREEMENT" means this Note Purchase Agreement, as amended, supplemented or otherwise modified from time to time.

                   "BANKRUPTCY CODE" shall mean The Bankruptcy Reform Act of 1978, codified as 11 U.S.C. ss. 101 et seq., as heretofore and hereafter amended from time to time, and any successor act or statute.

                  "BANKRUPTCY COURT" shall mean the United States
         Bankruptcy Court for Delaware or any other court having jurisdiction over the Case.

                  "BENEFIT LIABILITIES" has the meaning specified in
         Section 3 of ERISA.

                  "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, are required or authorized by law to be closed.

                  "CAPITALIZED LEASE" means any lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                  "CARVE-OUT PAYMENTS" has the meaning provided in Section
         9.23.

                   "CASH EQUIVALENTS" means, at any time, (a) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof); (b) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (c) certificates of deposit with a maturity of 180 days or less of any financial institution that is not organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; (d) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

                  "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection

                  "CERTIFICATES" means any state or federal certificates of operating authority of the Company or its Subsidiaries.

                  "CHANGE OF CONTROL" shall be deemed to occur if (a) the sale, conveyance, transfer or lease (other than to the Company or any wholly-owned Subsidiary of the Company), whether direct or indirect, of all or substantially all of the assets of the Company or of the Company and its Subsidiaries taken as a whole to any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act) shall have occurred; or (b) any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act), other than any Permitted Holder or Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
         Act) of more than 35 percent of the total voting power of all classes of the Voting Stock of the Company (including any warrants, options or rights to acquire such Voting Stock), calculated on a fully diluted basis, and such voting power percentage is greater than or equal to the total voting power percentage then beneficially owned by the Permitted Holders in the aggregate; or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election or appointment by such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office.

                  "CHAPTER 11 CASE" means , collectively, the Chapter 11 cases of the Company and its Subsidiaries under Chapter 11 of the Bankruptcy Code, Case No. 99-383 through 395, including any conversion of such case under Chapter 7 of the Bankruptcy Code.

                  "CLASS A NOTES" has the meaning specified in Section 1.

                  "CLASS B NOTES" has the meaning specified in Section 1.

                  "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property and assets that are or are intended under the terms of the Collateral Documents to be subject to any Lien in favor of you.

                  "COLLATERAL AGENCY AGREEMENT" has the means specified in Section A. 4.3(f).

                  "COLLATERAL AGENT" means PricewaterhouseCoopers LLP, and its successors and assigns as Collateral Agent under the Collateral Agency Agreement.

                  "COLLATERAL DOCUMENTS" means, collectively, the Security Agreement, the Collateral Agency Agreement, the Paying Agency Agreement each other security or pledge agreement entered into pursuant to Section 8.11 and each other agreement that creates or purports to create or perfect a Lien in favor of you.

                  "COLLATERAL PURCHASER" has the meanings specified in
         Section 21.10.

                  "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended, 47 U.S.C. sec. 151 et seq.

                  "COMPANY" has the meaning specified on page one of this Agreement.

                  "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any of its Subsidiaries in connection with this Agreement or the Transaction or the other transactions contemplated hereby that is proprietary in nature and that was financial in nature or clearly marked, labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, but does not include any such information that (a) is or was generally available to the public (other than as a result of a breath of your confidentiality obligations hereunder), (b) becomes known or available to you on a nonconfidential basis other than through disclosure by the Company or any of its Subsidiaries or (c) constitutes financial statements delivered to you under Section
         5.4 or 8.1 that are otherwise publicly available.

                  "CONNECTICUT TELEPHONE" means USN Wireless, Inc. and its Subsidiaries.

                  "CORECOMM ASSET PURCHASE AGREEMENT" means, the Asset Purchase Agreement, dated as of February 19, 1999, among the Company, certain of its Subsidiaries and CoreComm Limited.

                  "CURED CONTRACT" has the meaning specified in Section 5.14.

                  "CURRENT VALUE" has the meaning specified in Section 3 of ERISA.

                  "DEFAULT" means any Event of Default or any event or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "DEFAULT RATE" means that rate of interest that is the greater of 3 % per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes.

                  "DELAYED CLOSING" has the meaning specified in Section
         3.3.

                  "DELAYED CLOSING DATE" has the meaning specified in
         Section 3.3.

                  "DELAYED CLOSING NOTES" has the meaning specified in
         Section 1.

                  "EMPLOYEE BENEFIT PLAN" has the meaning specified in
         Section 3 of ERISA.

                  "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Materials or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Governmental Authority or other third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "ENVIRONMENTAL LAW" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial, ministerial or agency interpretation, policy or guidance relating to pollution or to protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "ENVIRONMENTAL PERMIT" means any permit, approval, license, identification number or other authorization required under any Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder from time to time.

                  "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of the Company or any of the Guarantors, or under common control with the Company or any of the Guarantors, within the meaning of Section 414 of the Internal Revenue Code.

                  "EVENT OF DEFAULT" has the meaning specified in Section 11.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and the regulations promulgated and the rulings issued thereunder from time to time.

                  "EXISTING NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement, dated as of the November 18, 1998, between the Company and Merrill Lynch Global Allocation Fund, Inc., as amended pursuant to the First Amendment, dated January 15, 1999, and the Second Amendment, dated February 8, 1999.

                  "FACILITY FEE" means (a) in the case of Merrill Lynch Global Allocation Fund, Inc., $90,000 (or, if the Notes of Merrill Lynch Global Allocation Fund, Inc. have not been paid in full by June 1, 1999, $670,000) and (b) in the case of CoreComm Limited, $90,000 (or, if the Notes of CoreComm Limited have not been paid in full by June 1, 1999, $180,000), such Facility Fee to be payable to relevant Purchaser on the Maturity Date.

                  "FCC LICENSES" means the aggregate authority granted by, or documents issued by, the FCC to the Company or any of its Subsidiaries permitting the Company or any of its Subsidiaries, to render, provide or engage in telecommunications or telecommunications service within the jurisdiction of the FCC, including authority that is the subject of an application or request filed with the FCC by the Company or any of its Subsidiaries.

                  "FCC RULES" means Title 47 of the Code of Federal Regulations, as amended at any time and from time to time, and FCC decisions issued pursuant to the adoption of such regulations.

                  "FILING DATE" shall mean February 18, 1999, the date on which the Reorganization was commenced.

                  "FINAL DIP ORDER" shall mean an order of the Bankruptcy Court, in form and substance satisfactory to the Purchaser, that is entered pursuant to Section 364(c) and (d) of the Bankruptcy Code and contains the finding that the Purchaser has extended such credit in good faith and is entitled to the full protection of
         Section 364(e) of the Bankruptcy Code, certified by the Clerk of the Bankruptcy Court as a true and correct copy, approving the financing contemplated by the Note Documents which has not been reversed, stayed, modified or amended and for which the time to appeal or seek rehearing has expired, and for which no appeal or motion for rehearing has been filed.

                  "FIRST CLOSING" has the meaning specified in Section 3.1.

                  "FIRST CLOSING DATE" has the meaning specified in Section
         3.1.

                  "FIRST CLOSING NOTES" has the meaning specified in
         Section 3.1.

                  "GAAP" means generally accepted accounting principles as in effect in the United States of America and as are applied in the financial statements of a Person on a consistent basis.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state, province or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

                  "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                  "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, commodity future or option contracts, currency swap agreements, currency fixture or option contracts and other similar agreements.

                  "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 11. 1.

                  "INDEBTEDNESS" means, with respect to any Person (without duplication):

         (a) all indebtedness of such Person for borrowed money;

         (b) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, or upon which interest payments are customarily made;

         (c) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person, even though the rights and remedies of the seller or the lender under such agreement in the event of default are limited to repossession or sale of such property or assets;

         (d) all Obligations of such Person as lessee under Capitalized
Leases;

         (e) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities;

         (f) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any shares of capital stock of (or other ownership or profit interest in) such Person or in any other Person, or any warrants, rights or options to acquire such shares (or such other ownership or profit interest), other than any such Obligations for accrued and unpaid dividends thereon;

         (g) all Obligations of such Person in respect of Hedge Agreements, commodities agreements or take-or-pay or other similar arrangements;

         (h) all Obligations of such Person under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing if the transaction giving rise to such Obligation is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP;

         (i) all Obligations of such Person for production payments from property operated by or on behalf of such Person and other similar arrangements with respect to natural resources;

         (j) all Indebtedness of other Persons referred to in clauses (a) through (j) above or clause (l) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property or assets, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner to invest in the debtor (including any agreement to pay for property, assets or services irrespective of whether such property or assets are received or such services are rendered) or (iv) otherwise to assure a creditor against loss; and

         (k) all Indebtedness referred to in clauses (a) through (k) above of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

The Indebtedness of any Person shall include (i) all obligations of any partnership or joint venture of the character described in clauses (a) through (1) above in which such person is a general partner or a joint venturer and (ii) all obligations of such Person of the character described in clauses (a) through (1) above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

                  "INDEMNIFIED PARTY" has the meaning specified in Section
         14.2.

                  "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 25 % of the aggregate principal amount of the Notes outstanding on any date of determination and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

                  "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA).

                  "INTERIM DIP ORDER" shall mean an interim order of the Bankruptcy Court entered pursuant to Section 364(c) of the Bankruptcy Code approving on a temporary basis financing up to the aggregate amount specified on Annex I for the First Closing, substantially in the form of Exhibit C hereto.

                   "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder from time to time.

                  "INVESTMENT" means, with respect to any Person, any loan or advance to such Person, any purchase or other acquisition of any shares of capital stock (or other ownership or profit interest), warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Indebtedness of the types referred to in clause (k) or (1) of the definition of "Indebtedness" in respect of such Person.

                  "LEGAL REQUIREMENTS" means all applicable international, foreign, federal, state, and local laws, judgments, decrees, orders, statutes, ordinances, rules, regulations, or Permits including the Communications Act and all orders issued and regulations promulgated under the Communications Act.

                  "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, hypothecation, assignment, deposit arrangement, security interest, encumbrance priority, charge or other preference of any kind (including, without limitation, any agreement to give any of the foregoing), or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capitalized Lease, upon or with respect to any property or asset of such Person (including, in the case of shares of capital stock, stockholder agreements, voting trust agreements and other similar arrangements).

                  "MATERIAL" means material in relation to the business, operations, condition (financial or otherwise), assets, liabilities or properties of the Company and the Guarantors, taken as a whole.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, condition (financial or otherwise), assets, liabilities or properties of the Company and its Subsidiaries, taken as a whole, as measured from the Filing Date, (b) the ability of the Company or its Subsidiaries to perform its obligations under this Agreement or any other Note Document to which it is or is to be a party or (c) other than solely as a result of an action or inaction by you, the rights and remedies afforded to you under this Agreement or any other Note Document.

                  "MATERIAL CONTRACT" means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $150,000 or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

                  "MATURITY DATE" means the earliest of (a) any maturity date provided in the Interim DIP Order or, after the entry thereof, the Final DIP Order, or (b) (i) June 30, 1999, (ii) the date the Notes have become or are declared to be immediately due and payable pursuant to Section 11, (iii) the sale or disposition of stock or assets of the Company and its Subsidiaries (other than of Connecticut Telephone), in accordance with Section 363 of the Bankruptcy Code, either pursuant to (A) the terms of the CoreComm Asset Purchase Agreement or (B) another sale (other than of Connecticut Telephone) approved by the Purchasers in their sole and absolute discretion, or (iv) the consummation of the transactions contemplated by the Overbid Facility.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "MULTIPLE EMPLOYER PLAN" means a single employer plan (as defined in Section 4001(a)(15) of ERISA) that (a) is maintained for employees of the Company or any ERISA Affiliate and at least one Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "NOTE DOCUMENTS" means, collectively, this Agreement, the Notes, the Collateral Documents, each other agreement evidencing any Obligation of the Company secured by the Collateral Documents and the Subsidiary Guaranty, in each case as amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms hereof and thereof.

                  "NOTES" has the meaning defined in Section 1.

                  "NPL" means the National Priorities List under CERCLA.

                  "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 11.1(g).

                  "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

                  "OVERBID FACILITY" has the meaning set forth in Section
         7.1(b).

                  "PAYING AGENCY AGREEMENT" has the meaning set forth in
         Section 7.1(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

                  "PERMITS" of a Person shall mean all rights, franchises, permits, authorities, licenses, certificates of approval or authorizations, including licenses and other authorizations issuable by a Governmental Authority, which pursuant to applicable Legal Requirements are necessary to permit such Person lawfully to conduct and operate its business as currently conducted and to own and use its assets.

                  "PERMITTED DISPOSITION" means the sale or disposition of stock or assets of Connecticut Telephone, in accordance with
         Section 363 of the Bankruptcy Code, pursuant to terms approved by the Purchasers in their sole and absolute discretion; provided that the consent of the Purchasers shall not be required if (a) the aggregate amount of cash consideration to be received on the initial closing date of the Permitted Disposition is equal to or greater that 110% of the aggregate amount of the monetary Obligations under the Note Documents anticipated to be owing to the Purchasers on such closing date (which amount shall be specified by each Purchaser to the Company) and (b) the Permitted Disposition is on fair and reasonable terms and would be entered into by a prudent Person in the position of the Company with a Person which is not one of its Affiliates as determined in good faith by the Board of Directors of the Company.

                  "PERMITTED HOLDERS" means J. Thomas Elliott, Ronald W. Gavillet, the Chase Manhattan Bank, CIBC Oppenheimer Corp., John Hancock Insurance Company, Northwood Capital Partners, LLC, Northwood Ventures, HarbourVest Partners IV-Direct Fund L.P., HarbourVest Partners V-Direct Fund L.P., BT Alex Brown, Incorporated, Enterprises, the Purchaser and any of their respective Subsidiaries (or a wholly-owned Subsidiary of the sole stockholder of any of the foregoing Persons).

                  "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:

                  (a) Liens for taxes, assessments and governmental charges or levies to the extent not otherwise required to be paid under
         Section 8.5(a);

                  (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's, storage and repairmen's Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that (i) are not overdue for a period of more than 60 days or (ii) are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP;

                  (c) pledges or deposits to secure obligations incurred in the ordinary course of business under workers' compensation laws, unemployment insurance or other similar legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations;

                  (d) Liens securing the performance of, or payment in respect of, bids, tenders, government contracts (other than for the repayment of borrowed money), surety and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business;

                  (e) any interest or title of a lessor or sublessor and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject that is incurred in the ordinary course of business and, either individually or when aggregated with all other Permitted Liens in effect on any date of determination, could not be reasonably expected to have a Material Adverse Effect;

                  (f) Liens in favor of customs and revenue authorities arising as a matter of law or pursuant to a bond to secure payment of customs duties in connection with the importation of goods;

                  (g) customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

                  (h) easements, rights of way, zoning restrictions and other encumbrances on title to real property that do not, either individually or in the aggregate, render title to the property encumbered thereby unmarketable or materially and adversely affect either the use of such property for its present purposes or the conduct of the business of the Company or any of its Subsidiaries in the ordinary course;

                  (i) Liens in favor of the Company on assets of its Subsidiaries other than Connecticut Telephone; and

                  (j) second priority Liens on the assets of the Company in favor of MCI WorldCom on terms and conditions satisfactory to the Purchaser.

                  "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PLAN" means a Single Employer Plan or a Multiple
         Employer Plan.

                  "PLAN OF REORGANIZATION" means a plan of reorganization in the Chapter 11 case (or part thereof).

                  "PLEDGED SHARES" has the meaning specified in the Security Agreement.

                  "POSTPETITION" means from and after the date the Company commences its Chapter 11 case.

                  "PRESENT VALUE" has the meaning specified in Section 3 of ERISA.

                  "PROPERTY" or "PROPERTIES" means, unless otherwise expressly stated in this Agreement, real or personal property of any kind, tangible or intangible, choate or inchoate.

                  "PURCHASER" means the Persons listed as purchasers of Notes on Annex I, together with their successors and assigns.

                  "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

                  "REGULATION T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor to all or a portion thereof).

                  "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor to all or a portion thereof).

                  "REGULATION X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor to all or a portion thereof).

                  "REORGANIZATION" shall mean the reorganization case in respect of Company commenced by filing the voluntary petition under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court on the Filing Date.

                  "REPORTABLE EVENT" means any of the events set forth in
         Section 4043(c) of ERISA other than those events as to which the post-event notice requirement is waived under subsections .13, .14, .18, .19, or .20 of PBGC Reg. _2615.

                  "REQUIRED HOLDERS" means, at any time, (a) when CoreComm Limited is a holder of one or more Notes, any holder of a Note, and (b) when CoreComm Limited is not a holder of a Note or with respect to any actions taken or not taken by the Purchasers with respect to Sections 8.10 or 11.1(n), the holders of at least a majority in interest of the aggregate principal amount of all of the Notes outstanding at such time (excluding from any calculation thereof any Notes then owned or held by the Company or any of its Subsidiaries or other Affiliates).

                  "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company or any of its Subsidiaries responsible for overseeing the administration of or reviewing compliance with all or any portion of this Agreement or any other Note Document.

                  "SECOND CLOSING" has the meaning specified in Section
         3.2.

                  "SECOND CLOSING DATE" has the meaning specified in
         Section 3.2.

                  "SECOND CLOSING NOTES" has the meaning specified in
         Section 3.2.

                  "SECURED OBLIGATIONS" has the meaning specified in
         Section 2 of the Security Agreement.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                  "SECURITY AGREEMENT" has the meaning specified in Section A4.3 (a).

                  "SENIOR FINANCIAL OFFICER" means the chief financial officer, the principal accounting officer, the treasurer or the comptroller of the Company.

                  "SEPARATE ACCOUNT" has the meaning specified in Section 3 of ERISA.

                  "SINGLE EMPLOYER PLAN" means a single employer plan (as defined in Section 4001(a)(15) of ERISA) that (a) is maintained for employees of the Company or any ERISA Affiliate and no Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of:

                  (a) the issued and outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency);

                  (b) the interest in the capital or profits of such partnership, joint venture or limited liability company; or

                  (c) the beneficial interest in such trust or estate,

         is at the time, directly or indirectly, owned or controlled by such Person, by such Person and one or more of its other
         Subsidiaries or by one or more of such Person's other
         Subsidiaries.

                  "SUBSIDIARY GUARANTY" has the meaning specified in Section A4.3(c).

                  "SUPERPRIORITY CLAIM" shall mean a claim against the Company in the Chapter 11 case which is an administrative expense claim having priority over all administrative expenses of the kind specified in Section 503(b), 507(b) and 364(c) of the Bankruptcy Code.

                  "TERMINATION EVENT" means:

                  (a) (i) the occurrence of a reportable event, within the meaning of Section 4043(c) of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of paragraph
         (1) of Section 4043(b) of ERISA (without regard to paragraph (2) of such Section) are met with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (IO), (II), (I 2) or (1 3) of Section 4043(c) of ERISA would reasonably be expected to occur with respect to such Plan within the following 30 days;

                  (b) the application for a minimum funding waiver with respect to a Plan;

                  (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);

                  (d) the cessation of operations at a facility of the Company or any ERISA Affiliate in the circumstances described in
         Section 4062(e) of ERISA;

                  (e) the withdrawal by the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;

                  (f) the conditions for the imposition of a lien under
         Section 302(f) of ERISA shall have been met with respect to any Plan;

                  (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or

                  (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA, that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

                  "TRANSACTION" means the entering into and performance by the Company and its Subsidiaries of the Note Documents and the transactions contemplated thereby, including the Interim DIP Order and the Final DIP Order but excluding the CoreComm Asset Purchase Agreement and the transactions contemplated thereby.

                  "VOTING STOCK" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                  "WORLDCOM" means MCI WorldCom.

                  "YOU" and "YOUR" refers to each Purchaser.




                                                                      ANNEX I


                        INFORMATION AS TO PURCHASERS
                        ----------------------------

Purchaser Name            First Closing     Second Closing     Delayed Closing
--------------            -------------     --------------     ---------------

Merrill Lynch Global
Allocation Fund, Inc.     $1,000,000        $2,000,000             Zero

                          Class A Notes     Class A Notes

                          $16,330,070

                          Class B Notes

CoreComm Limited          $1,000,000        $2,000,000           $500,000

                          Class A Notes     Class A Notes      Delayed Closing
                                                                    Notes